FEDERATED RETAIL HOLDINGS, INC., COMPANY

FEDERATED DEPARTMENT STORES, INC., GUARANTOR

5.350% SENIOR NOTES DUE 2012
6.375% SENIOR NOTES DUE 2037

Underwriting Agreement

March 7, 2007

Credit Suisse Securities (USA) LLC
  as Representative of the several Underwriters

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629

Ladies and Gentlemen:

Federated Retail Holdings, Inc., a New York corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Underwriters") an aggregate of $1,100,000,000 principal amount of 5.350% Senior Notes Due 2012 (the "2012 Notes") and an aggregate of $500,000,000 principal amount of 6.375% Senior Notes Due 2037 (the "2037 Notes" and together with the 2012 Notes, the "Notes") each with the guarantee (collectively, the "Guarantees") endorsed thereon of Federated Department Stores, Inc., a Delaware corporation (the "Guarantor").

1.         Each of the Company and the Guarantor represents and warrants to, and agrees with, each of the Underwriters that:

(a)     A registration statement (No. 333- 138376), including a prospectus, relating to certain of the Company's unsecured debt securities registered under said registration statement (the "Registered Securities"), as amended, has been filed with the Securities and Exchange Commission ("Commission") and has become effective.  "Registration Statement" as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B ("Rule 430B") or 430C ("Rule 430C") under the Securities Act of 1933 ("Act") that has not been superseded or modified.  "Registration Statement" without reference to a time means the Registration Statement, including all amendments thereto, as of the time of the first contract of sale for the Notes, which time shall be considered the "Effective Date" of the Registration Statement relating to the Notes.  For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

                                 "Statutory Prospectus" as of any time means the prospectus relating to the Notes that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified.  For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act and not retroactively.  "Prospectus" means the Statutory Prospectus that discloses the public offering price and other final terms of the Notes and otherwise satisfies Section 10(a) of the Act.

                                 "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 ("Rule 433") under the Act, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).  "General Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being listed in Schedule B to this Agreement.  "Limited Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.  "Applicable Time" means 4:40 p.m. (Eastern time) on the date of this Agreement.

                                 "Securities Laws" means, collectively, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), the Act, the Securities Exchange Act of 1934 (the "Exchange Act"), the Trust Indenture Act of 1939 (the "Trust Indenture Act"), the rules and regulations of the Commission (the "Rules and Regulations"), the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the "Exchange Rules").

(b)     At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Notes, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Registration Statement on the date of this Agreement and the Prospectus on the date of this Agreement and at the Time of Delivery will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  This Section 1(b) does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through Credit Suisse Securities (USA) LLC, as Representative of the several Underwriters (the "Representative"), if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof or (ii) that part of the Registration Statement that will constitute the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture (the "Form T-1").

(c)     (i)(A)      At the time of the initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or form of prospectus), and (C) at the time the Company, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act and (D) at the time this Agreement is executed, the Company was a "well known seasoned issuer" as defined in Rule 405 ("Rule  405") under the Act, including not having been an "ineligible issuer" as defined in Rule 405.

                                 (ii)           The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405, that initially became effective within three years of the date of this Agreement.  If immediately prior to the third anniversary (the "Renewal Deadline") of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representative.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representative, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company and the Guarantor will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

                                 (iii)          Neither the Company nor Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) ("Rule 401(g)(2)") under the Act objecting to use of the automatic shelf registration statement form.  If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representative, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness.  The Company and the Guarantor will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

                                 (iv)          The Company and the Guarantor have paid or shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(d)     (i) At the time of initial filing of the Registration Statement and (ii) at the date of this Agreement, neither the Company nor the Guarantor was or is an "ineligible issuer," as defined in Rule 405, including (x) the Company, the Guarantor or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company and the Guarantor in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Notes, all as described in Rule 405.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated March 7, 2007 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(e)     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement or preliminary prospectus supplement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or preliminary prospectus supplement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement at its own expense such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(f)     Since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package, except as disclosed in the General Disclosure Package, there has not been any material adverse change or any development involving a prospective material adverse change in the business, general affairs, management, financial position, shareholders' equity or results of operations of the Company, the Guarantor and their subsidiaries taken as a whole.  Since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package, except as disclosed in the General Disclosure Package, neither the Company, the Guarantor nor any of their subsidiaries has sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(g)     The Company, the Guarantor and their subsidiaries have good and marketable title to all real property and title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are disclosed in the Registration Statement, Prospectus or the General Disclosure Package, or as do not, individually or in the aggregate, have a material adverse effect on the business, financial position or results of operations or reasonably foreseeable prospects of the Company, the Guarantor and their subsidiaries taken as a whole (a "Material Adverse Effect"); and any real property and buildings held under lease by the Company, the Guarantor and their subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect;

(h)     Each of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Prospectus or the General Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it is required to be so qualified, except where failure to be so qualified and in good standing individually or in the aggregate would not have a Material Adverse Effect; and each subsidiary of the Company and the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, Prospectus and the General Disclosure Package, except where failure to be duly incorporated, validly existing and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(i)     All of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of the Company and of each Significant Subsidiary (as such term is defined in Rule 405 of under the Act) of the Company and Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise disclosed in the Registration Statement, Prospectus or the General Disclosure Package) are owned directly or indirectly by the Guarantor, free and clear of all material liens, encumbrances, equities or claims; and all of the issued shares of capital stock of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims (except as otherwise disclosed in the Registration Statement, Prospectus or the General Disclosure Package or where, individually or in the aggregate, the failure to have been duly and validly authorized and issued, to be fully paid and non-assessable and to be owned directly or indirectly by the Guarantor free and clear of liens, encumbrances, equities or claims would not have a Material Adverse Effect);

(j)     The Notes and the related Guarantees have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantor entitled to the benefits provided by the Indenture, dated as of November 2, 2006 (the "Indenture"), as supplemented by the Second Supplemental Indenture, to be dated as of March 12, 2007 (the "Second Supplemental Indenture"), and the Third Supplemental Indenture, to be dated as of March 12, 2007 (the "Third Supplemental Indenture", and together with the Second Supplemental Indenture, the "Supplemental Indentures"), among the Company, the Guarantor and U.S. Bank National Association, as Trustee (the "Trustee"), under which the Notes and the related Guarantees are to be issued and enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; the Indenture has been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act; the Indenture constitutes (and the Supplemental Indentures, when executed and delivered by the Company and the Trustee, will constitute) a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and each of the Notes, the related Guarantees and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement, Prospectus or the General Disclosure Package;

(k)     The issue and sale of the Notes, the related Guarantees, and the compliance by the Company and the Guarantor with all of the provisions of the Notes, the related Guarantees, the Indenture, as supplemented by the Supplemental Indentures, and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the Company, the Guarantor or any of their subsidiaries is a party or by which the Company, the Guarantor or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Guarantor or any of their subsidiaries is subject, except for such conflicts, breaches, violations and defaults as individually or in the aggregate would not have a Material Adverse Effect, nor will such action result in any material violation of the provisions of the certificate of incorporation or by-laws of the Company or the Guarantor or any material statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their Significant Subsidiaries or any of their properties, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Guarantor or any of their subsidiaries or any of their properties except for such violations as individually or in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes and the related Guarantees or the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or the Indenture, as supplemented by the Supplemental Indentures, except the registration of the Notes and the related Guarantees under the Act, the Exchange Act and such as have been obtained under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;

(l)     Except for such of the following violations, defaults and failures as individually or in the aggregate would not have a Material Adverse Effect, neither the Company, the Guarantor nor any of their subsidiaries (i) is in violation of its certificate of incorporation or by-laws (or comparable governing documents), (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property is subject, or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business;

(m)     The statements set forth in the Registration Statement, Prospectus or the General Disclosure Package under the captions "Description of Debt Securities," "Description of Notes" and "Certain U.S. Federal Income Tax Considerations", insofar as they purport to constitute a summary of the terms of the Notes and the related Guarantees, and under the captions "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

(n)     Other than as set forth in the Registration Statement, Prospectus or the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company, the Guarantor or any of their subsidiaries is a party or of which any property of the Company, the Guarantor or any of their subsidiaries is the subject which, if determined adversely to the Company, the Guarantor or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best knowledge of the Company and the Guarantor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o)     Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, Prospectus or the General Disclosure Package, neither the Company nor the Guarantor will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

(p)     Except as set forth in the Registration Statement, Prospectus and the General Disclosure Package, the Guarantor and its subsidiaries and the Guarantor's Board of Directors (the "Board") are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules. The Guarantor maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, "Internal Controls") that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the Guarantor has adopted and applies corporate governance guidelines.  The Internal Controls are, or upon consummation of the offering of the Notes will be, overseen by the Audit Committee (the "Audit Committee") of the Board in accordance with Exchange Rules in all material respects. The Guarantor has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Guarantor does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an "Internal Control Event"), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect;

(q)     KPMG LLP, who have certified certain financial statements of the Guarantor and its subsidiaries including the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

(r)     Deloitte & Touche LLP, who have certified certain financial statements of The May Department Stores Company, a Delaware corporation, and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

2.       Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, (a) at a purchase price of 99.334% of the principal amount thereof, plus accrued interest, if any, from March 12, 2007 to the Time of Delivery hereunder, the principal amount of the 2012 Notes set forth opposite the name of such Underwriter in Schedule A hereto and (b) at a purchase price of 98.647% of the principal amount thereof, plus accrued interest, if any, from March 12, 2007 to the Time of Delivery hereunder, the principal amount of the 2037 Notes set forth opposite the name of such Underwriter in Schedule A hereto.

3.       Upon the authorization by the Underwriters of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Registration Statement, Prospectus or the General Disclosure Package.

4.       (a)     The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Notes to Credit Suisse Securities (USA) LLC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor in federal (same-day) funds by wire transfer to an account designated by the Company for such purpose, by causing DTC to credit the Notes to the account of Credit Suisse Securities (USA) LLC at DTC. The Company will cause the certificates representing the Notes to be made available to Credit Suisse Securities (USA) LLC for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be approximately 10:00 a.m., New York City time, on March 12, 2007 or such other time and date as Credit Suisse Securities (USA) LLC and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

(b)     The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Notes and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (the "Closing Location"), and the Notes will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at approximately 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.       Each of the Company and the Guarantor agrees with each of the Underwriters:

(a)     To prepare each Statutory Prospectus (including the Prospectus) in a form approved by the Underwriters and to file such Statutory Prospectus (including the Prospectus) pursuant to Rule 424(b)(2) under the Act (or, if applicable and consented to by the Representative, subparagraph 424(b)(5)) not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Statutory Prospectus (including the Prospectus) after the date of this Agreement and prior to the Time of Delivery which shall be disapproved by the Underwriters promptly after reasonable notice thereof; to advise the Underwriters promptly of such amendment or supplement after such Time of Delivery and furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company and the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and during such same period to advise the Underwriters promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or any Statutory Prospectus has been proposed or filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Notes, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or any Statutory Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Notes or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.  Each of the Company and the Guarantor has complied and will comply with Rule 433;

(b)     Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions in the United States as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to take any action that would subject it to general taxation in any jurisdiction;

(c)     Prior to approximately 2:00 p.m., New York City time, on the second business day next succeeding the date of this Agreement and from time to time thereafter, to furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities in New York City as the Underwriters may reasonably request, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or, if for any other reason it shall be necessary during such same period to amend the Registration Statement or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Underwriters and, upon the request of the Representative and subject to the approval of the Representative, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amendment or supplement to the Prospectus which will correct such statement or omission or an amendment which will effect such compliance;

(d)     To make generally available to the securityholders of the Company and Guarantor as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company, the Guarantor and their subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158, in which case this Section 5(d) shall not be construed to require the Company to file any report referred to in Rule 158 prior to the time at which such report is otherwise due);

(e)     During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as the Underwriters may notify the Company, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Notes;

(f)     For so long as Notes are in global form, to furnish to the holders thereof as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company, the Guarantor and their consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the Guarantor and their subsidiaries for such quarter in reasonable detail; and to furnish to the holders of the Notes all other documents specified in Section 7.04 of the Indenture, all in the manner so specified;

(g)     During a period of three years from the effective date of the Registration Statement, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to the stockholders of the Guarantor generally, and to deliver to the Underwriters (i) as soon as they are available, (A) copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Notes or any class of securities of the Company or the Guarantor is listed and (B) the documents specified in Section 7.04 of the Indenture, as in effect at the Time of Delivery, and (ii) such additional information concerning the business and financial condition of the Company or the Guarantor as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company, the Guarantor and their subsidiaries are consolidated in reports furnished to the Guarantor's stockholders generally or to the Commission); provided that any material nonpublic information received by the Underwriters will be held in confidence and not used in violation of any applicable law; and provided further that, for so long as the Guarantor is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, neither the Company nor the Guarantor shall be required to furnish such reports or statements to the Underwriters; and

(h)     To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

6.       (a) Each of the Company and the Guarantor represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a "Permitted Free Writing Prospectus."  Each of the Company and the Guarantor represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely filing where required with the Commission, legending and record keeping.

                       (b)      The Company will prepare final term sheets relating to the Notes, containing only information that describes the final terms of the Notes and otherwise in a form consented to by the Representative, and will file such final term sheets within the period required by Rule 433(d)(5)(ii) on or following the date such final terms have been established for all classes of the offering of the Notes.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Notes or their offering or (y) information that describes the final terms of the Notes or their offering and that is included in the final term sheets of the Company contemplated in the first sentence of this subsection or (ii) other information that is not "issuer information," as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7.       Each of the Company and the Guarantor covenants and agrees with the several Underwriters that each of the Company and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants of the Company and the Guarantor in connection with the registration of the Notes under the Act, all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectuses and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; (ii) the cost of producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters (not to exceed $5,000 in the aggregate) in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) any fees charged by securities rating services for rating the Notes; (v) the filing fees incident to, and fees and the disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Notes; (vi) the cost of preparing the Notes; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

8.       The obligations of the Underwriters to purchase the Notes hereunder shall be subject in the sole discretion of the Underwriters to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)     Each Statutory Prospectus (including the Prospectus) shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof and the Indenture shall have been qualified under the Trust Indenture Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice pursuant to 401(g)(2) shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters;

(b)     Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to the Underwriters a written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriters;

(c)     The General Counsel for the Guarantor and President of the Company shall have furnished to the Underwriters his written opinion, dated the Time of Delivery, in substantially the form attached hereto as Annex I;

(d)     Jones Day, counsel for the Company, shall have furnished to the Underwriters a written opinion, dated the Time of Delivery, in substantially the form attached hereto as Annex II;

(e)     KPMG LLP shall have furnished to the Underwriters letters, dated, respectively, the date hereof and the Time of Delivery confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Annex III hereto (except that, in any letter dated the Time of Delivery, the specified date referred to in Annex III hereto shall be a date no more than three business days prior to the Time of Delivery);

(f)     Deloitte & Touche LLP shall have furnished to the Underwriters letters, dated, respectively, the date hereof and the Time of Delivery confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Annex IV hereto (except that, in any letter dated the Time of Delivery, the specified date referred to in Annex IV hereto shall be a date no more than three business days prior to the Time of Delivery);

(g)     (i) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, Prospectus or the General Disclosure Package except as set forth or contemplated in the Registration Statement, Prospectus or the General Disclosure Package, neither the Company, the Guarantor nor any of their subsidiaries, taken as a whole, shall have sustained any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since the respective dates as of which information is given in the Registration Statement, Prospectus or the General Disclosure Package, there shall not have been any change or any development involving a prospective change in the capital stock or long-term debt of the Company, the Guarantor or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, the Guarantor and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, Prospectus or the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, Prospectus or the General Disclosure Package;

(h)     On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded to debt securities of the Company or the Guarantor by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or the Guarantor;

(i)     On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the securities of the Company or the Guarantor on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a major disruption in commercial banking or securities settlement or clearance services; or (iv) the outbreak or escalation of hostilities or any calamity or crisis involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus, General Disclosure Package or this Agreement; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Representative, would materially and adversely affect the financial markets or the market for the Notes and other debt securities; and

(j)     Each of the Company and the Guarantor shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates of officers of the Company and the Guarantor satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantor of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Underwriters may reasonably request.

9.       (a)     Each of the Company and the Guarantor jointly and severally will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "Indemnified Party"), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company or to the Guarantor by any Underwriter through the Representative expressly for use therein.

(b)     Each Underwriter will indemnify and hold harmless the Company and the Guarantor, each of their directors and each of their officers who signs the Registration Statement and each person, if any, who controls the Company or Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an "Underwriter Indemnified Party") against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party  may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that the only such information furnished by an Underwriter through the Representative consists of the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" of the Prospectus  and the eighth and ninth paragraphs under the caption "Underwriting" of the Prospectus concerning stabilizing transactions.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)     If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)     The obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Guarantor (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or the Guarantor) and to each person, if any, who controls the Company within the meaning of the Act.

10.       (a)     If any Underwriter shall default in its obligation to purchase any of the Notes which it has agreed to purchase hereunder, the Underwriters may in their discretion arrange for the Underwriters or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Notes on such terms. In the event that, within the respective prescribed periods, the Underwriters notify the Company that they have so arranged for the purchase of such Notes or the Company notifies the Underwriters that it has so arranged for the purchase of such Notes, as the case may be, the Underwriters or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus which in the opinion of the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)     If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all such Notes as set forth in Schedule A hereto, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of such Notes which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of such Notes which such Underwriter agreed to purchase hereunder) of such Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)     If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all such Notes as set forth in Schedule A hereto, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase such Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(d)        For the avoidance of doubt, the provisions of subsections (b) and (c) above, including the calculations contemplated thereby, shall be applied separately to any 2012 Notes to which they are applicable, on the one hand, and to any 2037 Notes to which they are applicable, on the other hand.

11.       The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter,  the Company, or any officer or director or controlling person of the Company, or the Guarantor, or any officer or director or controlling person of the Guarantor, and shall survive delivery of and payment for the Notes.

12.       If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Guarantor shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Notes are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantor will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but the Company and the Guarantor shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.       All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention:  Transactions Advisory Group; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer and Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Guarantor and each person who controls the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.       Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

16.       This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

18.       Each of the Company and the Guarantor acknowledges and agrees that:

(a)     The Underwriters have been retained solely to act as underwriters in connection with the sale of the Notes and that no fiduciary, advisory or agency relationship between the Company and the Underwriters nor between the Guarantor and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or is advising the Company or the Guarantor on other matters;

(b)     The price of the Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)     The Company and the Guarantor have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantor and that the Underwriters have no obligation to disclose such interests and transactions to the Company and the Guarantor by virtue of any fiduciary, advisory or agency relationship; and

(d)     The Company and the Guarantor waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantor, including stockholders, employees or creditors of the Company or the Guarantor.

[signature pages follow]

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Guarantor.

                                                                                                           Very truly yours,

                                                                                                           FEDERATED RETAIL HOLDINGS, INC.

                                                                                                            By: /s/ Karen M. Hoguet
                                                                                                            Name:  Karen M. Hoguet
                                                                                                            Title:     Vice President and Chief Financial Officer

                                                                                                            FEDERATED DEPARTMENT STORES, INC.

                                                                                                            By: /s/ Karen M. Hoguet
                                                                                                            Name:  Karen M. Hoguet
                                                                                                            Title:     Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

By:       CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Helena M. Willner

Name:  Helena M. Willner

Title:     Director

On behalf of each of the Underwriters

SCHEDULE A

	Principal Amount of 2012 Notes to Be Purchased	Principal Amount of 2037 Notes to Be Purchased

Credit Suisse Securities (USA) LLC....................	$385,000,000	$175,000,000
J.P. Morgan Securities Inc...................................	220,000,000	100,000,000
Banc of America Securities LLC..........................	220,000,000	100,000,000
Goldman, Sachs & Co.........................................	110,000,000	50,000,000
Citigroup Global Markets Inc...............................	24,750,000	11,250,000
Wells Fargo Securities, LLC................................	24,750,000	11,250,000
Piper Jaffray & Co..............................................	24,750,000	11,250,000
PNC Capital Markets LLC.................................	16,500,000	7,500,000
BNY Capital Markets, Inc...................................	16,500,000	7,500,000
Fifth Third Securities, Inc.....................................	16,500,000	7,500,000
Loop Capital Markets, LLC................................	13,750,000	6,250,000
Greenwich Capital Markets, Inc...........................	13,750,000	6,250,000
Wachovia Capital Markets, LLC.........................	13,750,000	6,250,000
Total.......................................................	$1,100,000,000	$500,000,000

SCHEDULE B

General Disclosure Package

1.      General Use Free Writing Prospectuses (included in the General Disclosure Package)

"General Use Issuer Free Writing Prospectus" includes each of the following documents:

1.  Final term sheets, dated March 7, 2007, copies of which are attached hereto as Schedule C

SCHEDULE C

Final Term Sheets

Filed Pursuant to Rule 433
Registration No. 333-138376-01

Pricing Term Sheet

5.350% Notes due 2012

Issuer:	Federated Retail Holdings, Inc.
Guarantor:	Federated Department Stores, Inc.
Size:	$1,100mm
Maturity:	March 15, 2012
Coupon:	5.350%
Price to Public:	99.934% of face amount
Yield to maturity:	5.365%
Spread to Benchmark Treasury:	0.920%
Benchmark Treasury:	UST 4.625% due February 29th, 2012
Benchmark Treasury Spot and Yield:	100-25+ 4.445%
Interest Payment Dates:	September 15th and March 15th, commencing on September 15th, 2007
Redemption Provisions:
Make-Whole Call:	Any time at the greater of 100% and the treasury rate plus 15 basis points.
Trade Date:	March 7, 2007
Settlement Date:	March 12, 2007 (T+3)
CUSIP:	314275 AB4
Denominations	$2,000 x $1,000
Ratings:	Baa2 (stable) / BBB (stable) / BBB (negative)
Underwriters:

Credit Suisse Securities (USA) LLC

Banc of America Securities LLC

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

BNY Capital Markets, Inc.

Citigroup Global Markets Inc.

Fifth Third Securities, Inc.

Loop Capital Markets, LLC

Piper Jaffray & Co.

PNC Capital Markets LLC

Greenwich Capital Markets, Inc

Wachovia Capital Markets, LLC

Wells Fargo Securities, LLC

The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby.  The ratings may be subject to revision or withdrawal at any time by Moody's, Standard and Poor's and Fitch Ratings.  Each of the security ratings above should be evaluated independently of any other security rating.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC collect at 212-325-2000, Banc of America Securities LLC at 1-800-294-1322, Goldman, Sachs & Co. collect at 1-212-902-1000, or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

6.375% Notes due 2037

Issuer:	Federated Retail Holdings, Inc.
Guarantor:	Federated Department Stores, Inc.
Size:	$500mm
Maturity:	March 15th, 2037
Coupon:	6.375%
Price to Public:	99.522% of face amount
Yield to maturity:	6.411%
Spread to Benchmark Treasury:	1.730%
Benchmark Treasury:	UST 4.500% due February 15th, 2036
Benchmark Treasury Spot and Yield:	99-4+ 4.681%
Interest Payment Dates:	September 15th and March 15th, commencing on September 15th, 2007
Redemption Provisions:
Make-Whole Call:	Any time at the greater of 100% and the treasury rate plus 30 basis points.
Trade Date:	March 7, 2007
Settlement Date:	March 12, 2007 (T+3)
CUSIP:	314275 AC2
Denominations	$2,000 x $1,000
Ratings:	Baa2 (stable) / BBB (stable) / BBB (negative)
Underwriters:

Credit Suisse Securities (USA) LLC
Banc of America Securities LLC
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
BNY Capital Markets, Inc.
Citigroup Global Markets Inc.
Fifth Third Securities, Inc.
Loop Capital Markets, LLC
Piper Jaffray & Co.
PNC Capital Markets LLC
Greenwich Capital Markets, Inc
Wachovia Capital Markets, LLC
Wells Fargo Securities, LLC

The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby.  The ratings may be subject to revision or withdrawal at any time by Moody's, Standard and Poor's and Fitch Ratings.  Each of the security ratings above should be evaluated independently of any other security rating.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC collect at 212-325-2000, Banc of America Securities LLC at 1-800-294-1322, Goldman, Sachs & Co. collect at 1-212-902-1000, or J.P. Morgan Securities Inc. collect at 1-212-834-4533.